Exhibit 99.1

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY. Vote by Internet - QUICK ★★★ EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you TPB ACQUISITION CORPORATION I marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on             , 202 3 .. INTERNET – www.cstproxyvote.com Use the Internet to vote your pro xy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend; http://cstproxy.com/ tpbac /20 23 MAIL – Mark, sign and date your proxy card and return it in the postage - paid envelope provided. ▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲ Please mark your votes like this THE BOARD OF DIRECTORS RECOMMENDS A VOTE “ FOR ” PROPOSALS 1, 2, 3, 3A, 3B, 3C AND 4. CONTROL NUMBER Signature Signature, if held jointly Date , 202 3 Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as att orney, executor, administrator, trustee, guardian, or corporate officer, please give title as such. X PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOR AGAINST Proposal No. 1 – The Business Combination Proposal – R ESOLVED, as an ordinary resolution, that TPB Acquisition Corporation I, a Cayman Island exempted company ( “ TPB SPAC ” ) entry into the Business Combination Agreement, dated as of September 14, 2022 (as may be amended, supplemented, or otherwise modified from time to time, the “ Business Combination Agreement,” and, the transactions contemplated thereby, collectively, the “Business Combination”), by and among TPB SPAC, Lavoro Limited, a Cayman Islands exempted company (“New Lavoro”), Lavoro Merger Sub I Limited, a Cayma n Islands exempted company and a direct, wholly owned subsidiary of New Lavoro (“First Merger Sub”), Lavoro Merger Sub II Limited, a Cayman Islands exempted company and a direct, wholly owned subsidiary of New Lavoro (“Second Merger Sub” and, together with First Merger Sub, the “SPAC Merger Subs”), Lavoro Merger Sub III Limited, a Cayman Islands exempted company and a direct, wholly owned subsidiary of New Lavoro (“Third Merger Sub” and, together with SPAC Merger Subs, the “Merger Subs”) and Lavoro Agro Lim ited, an exempted company incorporated with limited liability in the Cayman Islands (“Lavoro Agro Limited”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, pursuant to which, among other things, Lavoro Agro Limited a nd TPB SPAC will become wholly owned subsidiaries of New Lavoro (the “Business Combination Proposal”) .. Proposal No. 2 – The Merger Proposal – R ESOLVED, as a special resolution, that the plan of merger (the “Plan of Merger”), a copy of which is attached to the accompanying proxy statement/prospectus as Annex B, be authorised, approved and confirmed in all respects, that TPB SPAC be and is hereby authorised to enter into the Plan of Merger, and that the merger of First Merger Sub with and into TPB SPAC , with TPB SPAC , surviving the merger as a wholly owned subsidiary of New Lavor o , be authorised, approved and confirmed in all respects (the “Merger Proposal”) .. Proposal No. 3  —  The Governing Documents Proposals – to consider and vote upon three separate proposals (collectively, the “Governing Documents Proposals”) to approve, by special resolution, material differences between the amended and restated memorandum and articles of association of New Lavoro to be in effect following the Business Combination, a copy of which is attached to the accompanying proxy statement/ prospectus as Annex C, and the existing amended and restated memorandum and articles of association of TPB SPAC. Proposal No. 3  —  The Governing Documents Proposal 3 A – RESOLVED , as an ordinary resolution, that the principal differences between the existing amended and restated memorandum and articles of association of TPB SPAC and the amended and restated memorandum and articles of association of New Lavoro as attached to the ac companying proxy statement/prospectus as Annex C and as described in the Governing Documents Proposal 3A be approved. Proposal No. 4  —  The Adjournment Proposa l – RESOLVED, as an ordinary resolution to adjourn the Extraordinary General Meeting to a later date or dates (i) to the extent necessary to ensure that any required supplement or amendment to the accompanying proxy statement /prospectus is provided to shareholders of T PB SPAC (ii) in order to solicit additional proxies from shareholders of TPB SPAC in favor of one or more of the proposals at the Extraordinary General Meeting, or (iii) if shareholders of TPB SPAC redeem an amount of the public shares such that the condit ion to consummation of the proposed business combination with Lavoro Agro Limited that the aggregate cash in the trust account, together with the net amount of proceeds actually paid to TPB SPAC from the issuance and sale of an aggregate of 10,000,000 Clas s A ordinary shares of TPB SPAC at a price of $10.00 per share pursuant to the subscription agreement with certain investors, equal no less than $180,000,000 after deducting transaction costs and any amounts to be paid to shareholders of TPB SPAC that exer cise their redemption rights in connection with the Business Combination would not be satisfied (the “Adjournment Proposal”) .. Proposal No. 3  —  The Governing Documents Proposal 3 B – RESOLVED , as a special resolution, that the principal differences between the existing amended and restated memorandum and articles of association of TPB SPAC and the amended and restated memorandum and articles of association of New Lavor o as attached to the acco mpanying proxy statement/prospectus as Annex C and as described in the Governing Documents Proposal 3B be approved. Proposal No. 3  —  The Governing Documents Proposal 3 C – RESOLVED , as an ordinary resolution, that the principal differences between the existing amended and restated memorandum and articles of association of TPB SPAC and the amended and restated memorandum and articles of association of New Lavoro as attached to the ac companying proxy statement/prospectus as Annex B and as described in the Governing Documents Proposal 3C be approved. FOR AGAINST FOR AGAINST FOR AGAINST FOR AGAINST FOR AGAINST

Important Notice Regarding the Availability of Proxy Materials for the Extraordinary General Meeting of Shareholders to be held on             , 2023 T his notice of meeting and the accompanying proxy statement are available at http://www.cstproxy.com/ tpbac /2023 ▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲ PROXY CARD FOR THE EXTRAORDINARY GENERAL MEETNIG OF SHAREHOLDERS OF TPB ACQUISITION CORPORATION I THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS TO THE SHAREHOLDERS OF TPB ACQUISITION CORPORATION I: NOTICE IS HEREBY GIVEN that an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”) of TPB Acquisition Corporation I, a Cayman Island exempted company (“TPB SPAC”), to be held at 3 Embarcadero Ctr 20th Floor, San Francisco, CA 94111, and you will be able to participate online via live webcast, at           , Eastern Time, on           , 2023, or at such oth er time, on such other date and at such other place to which the meeting may be adjourned. For the purpose of the articles of association of TPB SPAC, the physical place of the Extraordinary General Meeting will be 3 Embarcadero Ctr 20th Floor, San Francis co, CA 94111. To attend and participate in the Extraordinary General Meeting virtually, you must register at http://cstproxy.com/ tpbac /2023 , which is referred to in the accompanying proxy statement/prospectus as the TPB SPAC meeting website. Upon completin g your registration, you will receive further instructions via email, including a unique link that will allow you access to the extraordinary general meeting and to vote and submit questions during the Extraordinary General Meeting. We intend to hold the E xtraordinary General Meeting solely via the live webcast and we encourage you to participate by such means and not attend in person. Each of the Business Combination Proposal, the Merger Proposal, the Governing Documents Proposals and the Adjournment Prop osal is more fully described in the accompanying proxy statement/ prospectus, which we urge each TPB SPAC shareholder to review carefully. (Continued and to be marked, dated and signed, on the other side)